IMPAC WAREHOUSE LENDING GROUP           Toll Free 800/260.8616
                  1401 Dove Street                        www.impaccompanies.com
                  Newport Beach, California  92660



April 7, 2003

Mr. Stephen Mayer, CFO
Geneva Mortgage Corporation
100 North Centre Avenue
Rockville Centre, NY 11570

Dear Steve:

          This letter is being sent in connection with certain covenants and provisions of the Master Purchase Agreement ("Master Agreement") between PMCC Financial/PMCC Mortgage Corporation ("PMCC") (now known as Geneva Mortgage Corp. ("Geneva")) and Impac Warehouse Lending Group ("IWLG") dated February 28, 2000. In accordance and as required by the Master Agreement:

          (a) PMCC shall maintain a tangible net worth of no less than $10,000,000. The term "tangible net worth" shall mean the excess of all of the PMCC's assets (excluding any value for goodwill, trademarks, patents, copyrights, organization expenses and other similar intangible items) over all of its liabilities.

          (b) PMCC shall provide to IWLG a complete and accurate quarterly financial statement for each quarter ending, within 30 days from the end of the reporting period. PMCC shall provide to IWLG a complete and accurate audited fiscal-year-end financial statement including all notes, attachments and referenced materials within 60 days from the end of the reporting period.

          Pursuant to the request of Geneva, IWLG agrees to defer the covenant as described in paragraph (b) of this letter, whereas Geneva shall provide their complete and accurate audited fiscal year-end financial statement financial statement to IWLG not later than April 30, 2003. As to Geneva's request to waive their minimum net worth covenant as described in paragraph (a), IWLG agrees to waive by this letter the minimum net worth requirement of $10,000,000 only for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and throughtout the fiscal year ended December 31, 2002.

          The above referenced agreement shall not be construed as a waiver, or of IWLG relinquishing other requests, demands, or notices and is sent with the reservation of all other warranties, conditions, requirements, rights and remedies of the Master Agreement and any Agreement(s).

Very truly yours,


/s/ Jim Tessers
----------------
Jim Tessers
Operations Manager